SCHEDULE 14A
                         (Rule 14a-101)

             INFORMATION REQUIRED IN PROXY STATEMENT
                    SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[x]  Preliminary Proxy Statement
[x] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12


                     LEC Technologies, Inc.
-------------------------------------------------------------------
        (Name of Registrant as Specified in its Charter)

-------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and O-11.

     1)   Title of each class of securities to which transaction
          applies:
          _______________________________________________________
     2)   Aggregate number of securities to which transaction
          applies:
          _______________________________________________________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          _______________________________________________________
     4)   Proposed maximum aggregate value of transaction:
          _______________________________________________________
     5)   Total fee paid: _______________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
     __________________________________________________
     2) Form, Schedule or Registration Statement No.:
     __________________________________________________
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     __________________________________________________
     4) Date Filed:
     __________________________________________________


                     LEC TECHNOLOGIES, INC.

                      6540 South Pecos Road
                            Suite 103
                     Las Vegas, Nevada 89120
                    -------------------------

                    NOTICE OF ANNUAL MEETING

                  To Be Held September 15, 1998

To all Stockholders of
LEC TECHNOLOGIES, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of LEC TECHNOLOGIES, INC., a Delaware corporation (the "Company"), will be held at the Company's headquarters at 6540 South Pecos Road, Suite 103, Las Vegas, Nevada 89120 on September 15, 1998 at the hour of 9:30 a.m., Pacific Standard Time, for the following purposes:

     1. To elect four Directors to hold office for the term until the next Annual Meeting and until their successors are duly elected and qualified;

     2. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to authorize a one-for-four reverse stock split (the "Reverse Split") of the presently issued and outstanding shares of the Company's Common Stock by changing each four issued and outstanding shares of Common Stock into one issued and outstanding share of Common Stock; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

Only stockholders of record at the close of business on July 20, 1998 are entitled to notice of and to vote at such meeting or any adjournments thereof.

     By order of the Board of Directors.

     MICHAEL F. DANIELS
     -----------------------------------
     Michael F. Daniels,
     President

Las Vegas, Nevada
July __, 1997

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE COMPANY'S BOARD OF DIRECTORS AND RETURN IT TO THE COMPANY. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED. ANY STOCKHOLDERS EXECUTING PROXIES MAY ATTEND THE MEETING AND VOTE IN PERSON SHOULD THEY SO DESIRE.















                     LEC TECHNOLOGIES, INC.

                      6540 South Pecos Road
                            Suite 103
                     Las Vegas, Nevada 89120

                  ----------------------------
                   PROXY STATEMENT FOR ANNUAL
                     MEETING OF STOCKHOLDERS
                  ----------------------------

     The Board of Directors of LEC Technologies, Inc. (the "Company") presents this Proxy Statement to all Stockholders of the Company and solicits their proxies for the Annual Meeting of Stockholders to be held on September 15, 1998 (the "Annual Meeting"). All proxies duly executed and received will be voted on all matters presented at the Annual Meeting in accordance with the instructions given by such proxies. In the absence of specific instructions, proxies so received will be voted for the named nominees for election to the Company's Board of Directors, and for the proposal to amend the Company's Certificate of Incorporation to authorize, if necessary, a one-for-four reverse stock split (the "Reverse Split") of the presently issued and outstanding shares of the Company's Common Stock by changing each four issued and outstanding shares of Common Stock into one issued and outstanding share of Common Stock. The Board of Directors anticipates that all of the nominees will be available for election and does not know of any other matter that may be brought before the Annual Meeting. In the event that any other matter should come before the Annual Meeting or that any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matter in accordance with their best judgment. The proxy may be revoked at any time before being voted. This Proxy Statement is being mailed on or about July __, 1998.

     A total of [4,704,069] shares of Common Stock of the Company were outstanding as of July 20, 1998. The Common Stock is the only outstanding class of securities of the Company entitled to vote. Each share of Common Stock has one vote. Only Stockholders of record as of the close of business on July 20, 1998 will be entitled to vote at the Annual Meeting or any adjournment or adjournments thereof.

     Directors will be elected by a plurality of the votes cast for Directors. The affirmative vote by Stockholders holding a majority of the outstanding shares of Common Stock entitled to vote is required to approve the proposal to authorize a reverse split of the Company's Common Stock. Shares represented by proxies that are marked "abstain" with respect to all matters other than the election of Directors and proxies that are marked to deny discretionary authority on all other matters will only be counted for the purpose of determining the presence of a quorum. Votes withheld in connection with the election of one or more nominees for Director will not be counted as votes cast for such individuals. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals.

     A list of stockholders entitled to vote at the Annual Meeting will be available at the Company's offices, 6540 South Pecos Road, Suite 103, Las Vegas, Nevada 89120 for a period of ten days prior to the Annual Meeting for examination by any stockholder and at the Annual Meeting.


            ACTIONS TO BE TAKEN AT THE ANNUAL MEETING

PROPOSAL 1:    ELECTION OF DIRECTORS

Nominees to the Board of Directors

     Four directors will be elected at the 1998 Meeting to hold office for the term until the next Annual Meeting and until their successors are duly elected and qualified. Unless otherwise indicated, the accompanying form of proxy will be voted for the persons listed below. In the event that any nominee for Director should become unavailable to serve, it is intended that votes will be cast, pursuant to the enclosed form of proxy, for such substitute nominee as may be nominated by the Company. At this time, the Board of Directors knows of no reason why any nominee may be unable to serve. There is no arrangement or understanding between any director or nominee and any other person pursuant to which such person was selected as a director or nominee.

     The following table sets forth information concerning the nominees:

Name                     Age            Position
--------------------     ---  --------------------------------

Michael F. Daniels        50  Chairman of the Board, President
                              and Chief Executive Officer

Larry M. Segall           43  Director

L. Derrick Ashcroft       69  Director

Richard D. Falcone        45  Director

Biographical Information About Nominees

     Michael F. Daniels. Michael F. Daniels has served as Chairman of the Board of Directors, President and Chief Executive Officer since April 1994 and as a Director of the Company since 1983. He served as Chief Operating Officer from March 1993 to April 1994 and as Senior Vice President - Marketing for more than five years prior thereto. From 1970 to 1983 he was a Senior Systems Engineer with Metropolitan Life Insurance Company.

     Larry M. Segall. Larry M. Segall has served as a Director of the Company since November 1989. Mr. Segall has been the Chief Financial Officer of Vitamin Shoppe Industries, Inc. since October 1997. From 1985 through October 1997 he was Vice President, Treasurer and Controller of Tiffany & Co. From 1983 to 1985 he was the Controller of Murijani International Ltd. From 1977 to 1983 he was employed as an auditor with Touche Ross & Co.

     L. Derrick Ashcroft. L. Derrick Ashcroft has served as a Director of the Company since August 1994. From 1988 to 1995 he was Chairman of the Board of Cardiopet, Inc., an animal diagnostic firm and from 1986 to 1988 he was Chairman of the Board and President of Ashcroft Rubin, Inc., an equipment leasing company specializing in tax-driven equipment leases. He also currently serves as a director on the board's of Tatatech, Inc., a high-tech venture capital firm and Telco Technologies, Inc., a telecommunications services company. Mr. Ashcroft is a graduate of Oxford University, England.

     Richard D. Falcone. Richard D. Falcone has been Executive Vice President, Chief Financial Officer, Chief Operating Officer, Secretary and Treasurer of Netgrocer, Inc., a seller of non perishable goods on the Internet, since 1997. From 1994 to 1996, he was the Executive Vice President and Chief Operating Officer of National Merchants Management Corporation, a book retailer and wholesaler. From 1990 to 1994, he was the Chief Financial Officer of Bed, Bath & Beyond, Inc., a retailer of home products.


   INFORMATION ABOUT THE BOARD OF DIRECTORS, COMMITTEES OF THE
                  BOARD AND EXECUTIVE OFFICERS

Other Executive Officer

     William J. Vargas. William J. Vargas has served as Vice President - Finance, Chief Financial Officer and Treasurer since May 1995 and as Secretary since February 1996. From July 1993 to January 1995 he was the Senior Director of Finance for Fitzgeralds Casino/Hotel and from February 1995 through April 1995 he was an independent financial consultant. From July 1990 to December 1991 and from January 1992 to July 1993 he was the Chief Financial Officer of Electronic Data Technologies, Inc. and Sport of Kings, Inc., respectively, two publicly traded gaming companies. From 1984 to 1990 he was employed as an auditor with Arthur Andersen & Co.

Meetings of the Board of Directors and Information Regarding
Committees

     The Board of Directors held a total of seven meetings during the fiscal year ended December 31, 1997. All incumbent directors attended at least seventy-five percent of those meetings and of its committees of the Board on which they served.

     The Board of Directors has the following committees: the Compensation Committee (comprised of Messrs. Daniels, Segall and Ashcroft); the Audit Committee (comprised of Messrs. Segall and Ashcroft); and the Stock Option Plan Committee (comprised of Messrs. Segall and Ashcroft).

     The Compensation Committee is charged with periodically reviewing the compensation of the Company's officers and employees and recommending appropriate adjustments. The Compensation
Committee met once during fiscal year 1997.

     The Audit Committee recommends engagement of the Company's independent accountants and is primarily responsible for reviewing their performance and their fees and for reviewing and evaluating with the independent auditors and management the Company's accounting policies and its system of internal controls. The Audit Committee met twice during fiscal year 1997.

     The Stock Option Plan Committee administers the Company's stock option plans and makes awards under such plans. The Stock
Option Plan Committee met twice during fiscal year 1997.

Compliance with Section 16(a) of the Exchange Act

     Pursuant to Section 16 of the Securities Exchange Act of 1934, the Company's Directors and executive officers and beneficial owners of more than ten percent of the Company's Common Stock are required to file certain reports, within specified time periods, indicating their holdings of and transactions in the Common Stock and derivative securities. Based solely on a review of such reports provided to the Company and written representations from such persons regarding the necessity to file such reports, the Company is not aware of any failures to file reports or report transactions in a timely manner during the Company's fiscal year ended December 31, 1997.

Compensation of Directors

     Each non-employee director of the Company is paid $1,000 per month. In addition, each director is entitled to participate in the Company's 1991 and 1993 Director Stock Option Plan and the 1994 Stock Option Plan, and, other than directors who act as members of the Stock Option Plan Committee, the 1996 Stock Option Plan and the 1997 Stock Option Plan. Issuances of options to directors under the 1991 and 1993 Director Stock Option Plans and the 1994 Stock Option Plan were determined by the Director Stock Option Plan Committee then in effect. The Company does not pay its directors any additional fees for committee participation.

Executive Compensation

     The following table sets forth certain information with respect to the compensation paid and/or accrued to the Chief Executive Officer of the Company for services rendered to the Company during the three fiscal years ended December 31, 1997 and the compensation paid and/or accrued to the Chief Financial Officer of the Company for services rendered to the Company during the two years ended December 31, 1997. No other executive officer received annual compensation in excess of $100,000 in any of the three years ended December 31, 1997. This information includes the dollar value of base salaries, bonuses, awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.


                   SUMMARY COMPENSATION TABLE
                       ANNUAL COMPENSATION

                                                     Other Annual
Name and                       Salary     Bonus      Compensation
Principal Position     Year      ($)       ($)            ($)
Michael F. Daniels     1997   $336,519  $   -          $181,653 (2)
  President & CEO      1996    273,077      -           258,619 (2)
                       1995    254,808    25,000(1)     198,987 (2)

William J. Vargas      1997    128,871      -              -
  CFO & Secretary      1996    115,341      -              -




                     LONG TERM COMPENSATION
                             AWARDS

                                          Securities
                             Restricted   Underlying  All Other
Name and                     Stock        Options/    Compensation
Principal Position     Year  Awards       SARs (#)         ($)
Michael F. Daniels     1997       -           -   (4)   $4,750 (3)
  President & CEO      1996       -        250,000(4)    4,750 (3)
                       1995       -         79,000(4)    4,500 (3)

William J. Vargas      1997       -           -   (4)    4,750 (3)
  CFO & Secretary      1996       -         70,000(4)    1,900 (3)


(1)  Consists of accrued bonus pursuant to employment contract.

(2) Consists of commission income based upon realization of excess residual values related to leases entered into prior to May
     15, 1993.

(3)  Represents Company matching contribution to 401(k) Profit
     Sharing Plan.

(4) In January of 1997 and August of 1997, Messrs. Daniels and Vargas were granted stock options to purchase an aggregate of 816,000 shares and 345,000 shares, respectively. On December 8, 1998, Messrs. Daniels and Vargas voluntarily rescinded their respective 1997 option grants, together with all grants received prior thereto, with the exception of 58,125 stock options received by Mr. Daniels in 1993. Messrs. Daniels and Vargas received no compensation for such rescissions.


     The following table discloses for the Chief Executive Officer and the Chief Financial Officer each stock option grant in the last fiscal year as a percentage of total options granted to Employees in such fiscal year.


             Number of      Percent of
             Securities     Total Options/
             Underlying     SAR's Granted   Exercise
             Options/SAR's  to Employees    or Base      Expiration
Name         Granted (#)    In Fiscal Year  Price($/Sh)  Date
-----------  -------------  --------------  -----------  ----------
Michael F.
  Daniels           -              -              -           -

William J.
  Vargas            -              -              -           -


     The following table discloses for the Chief Executive Officer and the Chief Financial Officer each stock option exercised in the last fiscal year and the value of all options at the end of the last fiscal year.


       AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                  AND FY-END OPTION/SAR VALUES

                                      Number of      Value of
                                      Securities     Unexercised
                                      Underlying     In-The-Money
                                      Options/SAR's  Options/SAR's
                                      At FY-END (#)  At FY-END ($)*
             Shares
             Acquired      Value      Exercisable/   Exercisable/
Name         On Exercise   Realized   Unexercisable
-----------  -----------   --------   -------------  -------------
Michael F.           -          -        58,125/        $37,200/
  Daniels                                    -              -

William J.           0          0         -   /           -  /
  Vargas                                     -              -


*    The last sales price for the Common Stock on the Nasdaq
SmallCap Market tier of the Nasdaq Stock Market on December 31,
1997 was $0.64.


Employment Contracts

     Michael F. Daniels serves as the Company's President and Chief Executive Officer under an employment agreement dated July 1, 1995 and expiring June 30, 2000. Mr. Daniels' compensation under such agreement is $300,000 per annum and he is eligible for a bonus based on company performance. In addition, Mr. Daniels is entitled to receive commissions equal to 25% of the net proceeds realized by the Company in excess of the residual value of equipment subject to leases which commenced prior to May 15, 1993 and for which Mr. Daniels was the lead salesperson.

     William J. Vargas serves as the Company's Chief Financial Officer, Treasurer and Secretary under an employment agreement dated July 1, 1995 and expiring June 30, 2000. Mr. Vargas' compensation under such agreement is $110,000 per annum.


            SECURITY OWNERSHIP AND CERTAIN BENEFICIAL
                      OWNERS AND MANAGEMENT

The following table sets forth, as of June 10, 1998, certain information concerning those persons known to the Company, based on information obtained from such persons, with respect to the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Act of 1934) of shares of Common Stock of the Company by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock, (ii) each Director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table and (iv) all executive officers and Directors as a group:

                            Amount and Nature
Name and Address of         of Beneficial Own-     Percentage of
Beneficial Owner (1)        ership (2)             Class (3)
----------------------      ------------------     -------------
Michael F. Daniels               1,212,500 (4)             21.8%

William J. Vargas                  331,000 (5)              6.6%

Larry M. Segall                    337,875 (6)              6.7%

L. Derrick Ashcroft                255,000 (7)              5.1%

Alden Capital Markets, Inc.        800,000 (8)             14.5%

Continental Capital and
  Equity Corporation               650,000 (9)             12.1%

All Directors and
Executive Officers
as a Group (4 persons)           2,136,375                 33.2%


(1)  The address for all individuals identified herein is 6540 S.
     Pecos Road, Suite 103, Las vegas, Nevada 89120.

(2) Unless otherwise noted, the Company believes that all persons named in the table have sole investment power with respect to all shares of common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or upon the conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options or warrants or shares of Series A Convertible Preferred Stock that are held by such person (but not those held by any other person) and which are exercisable or convertible within 60 days from June 10, 1998 have been exercised or converted.

(3) Based on 4,704,069 shares of common stock outstanding as of June 10, 1998.

(4) Includes options to purchase 58,125 shares of common stock granted to Mr. Daniels which are currently exercisable and options to purchase 800,000 shares of common stock which are exercisable within 60 days from the date hereof.

(5) Includes options to purchase 300,000 shares of common stock granted to Mr. Vargas which are exercisable within 60 days from the date hereof.

(6) Includes options to purchase 325,000 shares of common stock granted to Mr. Segall which are currently exercisable.

(7) Includes options to purchase 250,000 shares of common stock granted to Mr. Ashcroft which are currently exercisable.

(8) Includes options to purchase 800,000 shares of common stock which are currently exercisable.

(9) Includes options to purchase 650,000 shares of common stock which are currently exercisable.


Certain Relationships and Related Transactions

     Customer Relationship. Mr. Segall, a director of the Company, was formerly an officer of Tiffany & Co., one of the Company's customers. Tiffany & Co. leases from the Company electronic data processing and related equipment for approximately $4,600,000 annually. Mr. Segall is currently the Chief Financial Officer of Vitamin Shoppe Industries, Inc., one of the Company's customers. Vitamin Shoppe Industries< Inc. leases from the Company electronic data processing and related equipment for approximately $100,000 annually. The Company believes that the terms of its lease arrangements with Tiffany & Co. and Vitamin Shoppe Industries, Inc. are fair and have been reached on an arms-length basis. Mr. Segall receives no cash or other remuneration from the Company other than a fee for his services as a director and participation in certain of the Company's stock option plans.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE "FOR" THE NOMINEES LISTED IN PROPOSAL 1.


PROPOSAL 2:

AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO
AUTHORIZE, IF NECESSARY, A ONE-FOR-FOUR REVERSE STOCK SPLIT.

General

     The Board of Directors has approved a proposal to amend the Company's Certificate of Incorporation to authorize, if necessary, a one-for-four reverse stock split of the presently issued and outstanding shares of the Company's Common Stock (the "Reverse Split") to maintain listing of the Common Stock on the Nasdaq SmallCap Market ("Nasdaq SmallCap") by changing each four issued and outstanding shares of Common Stock into one issued and outstanding share of Common Stock. If the Stockholders approve Proposal 2, the Reverse Split will be authorized even if none of the other Proposals is adopted.

Reasons for the Reverse Split

     The shares of the Company's Common Stock have been listed, and have traded, on the Nasdaq SmallCap since October 6, 1996. For continued listing on the Nasdaq SmallCap, it is necessary that, among other things, the minimum bid price of the Company's shares of Common Stock exceed $1.00.

     The bid price for the Common Stock has not exceeded $1.00 since October 1997. The Company has been notified by the Nasdaq Stock Market, Inc. ("Nasdaq") that since it no longer satisfies the minimum bid price criteria for continued listing, the Common Stock may be delisted. The Company has requested and been granted a hearing by Nasdaq to maintain such listing. The Board of Directors believes that if Proposal 2 is approved, the Company's shares of Common Stock will have a minimum bid price in excess of $1.00 per share and, therefore, continue to be listed and traded on the Nasdaq SmallCap.

     If Proposal 2 is not approved by the Stockholders, then it is possible that the Company's shares of Common Stock will cease to be listed and traded on the Nasdaq SmallCap. The Company's shares of Common Stock would likely be quoted on the NASD's OTC Bulletin Board or in the "pink sheets" maintained by the National Quotation Bureau, Inc. In such event, the spread between the bid and ask prices of the shares of Common Stock is likely to be greater than at present, and Stockholders may experience a greater degree of difficulty in engaging in trades of shares of Common Stock.

Exchange of Shares

     If the Stockholders approve the Reverse Split and it is determined by the Board of Directors that the Reverse Split is necessary, upon the filing of the following amendment to the Company's Certificate of Incorporation with the Secretary of State of Delaware, the Reverse Split will be deemed effective. The Reverse Split will be formally implemented by amending the Article FOURTH of the Company's Certificate of Incorporation, as amended, to add the following:

          Effective as of 5:00 p.m., Pacific time, on (Date to be determined), 1998, all outstanding shares of Common Stock held by each holder of record on such date shall be automatically combined at the rate of one-for-four without any further action on the part of the holders thereof or this Corporation. All fractional shares will be increased to the next higher whole number of shares.

     Following the effectiveness of the amendment, each certificate representing shares of Common Stock outstanding immediately prior to the Reverse Split (the "Old Shares") will be deemed automatically, without any action on the part of the Stockholders, to represent 1/4 of the number of shares of Common Stock after the Reverse Split (the "New Shares"). However, no fractional New Shares will be issued as a result of the Reverse Split. In lieu thereof, each Shareholder whose Old Shares are not evenly divisible by four (4) will receive one additional New Share for the fractional New Share that such Shareholder would otherwise be entitled to receive as a result of the Reverse Split. After the Reverse Split becomes effective, Stockholders will be asked to surrender certificates representing Old Shares in accordance with the procedures set forth in a letter of transmittal to be sent by the Corporation. Stockholders should not submit any certificates until requested to do so. Upon such surrender, a certificate representing the New Shares will be issued and forwarded to the Stockholders. However, each certificate representing Old Shares will continue to be valid and represent New Shares equal to one-fourth the number of Old Shares (plus one additional New Share where such Old Shares are not evenly divisible by four).

     Stockholders may approve or reject Proposal 2 in whole, but not in part. If approved by the Stockholders and determined by the Board of Directors that the Reverse Split is necessary, the Reverse Split will become effective upon filing of a Certificate of Amendment of the Certificate of Incorporation with the Secretary of State of Delaware, which if necessary, will occur shortly after the Annual Meeting.

Principal Effects of the Reverse Split

     Stockholders have no right under Delaware General Corporation Law to dissent from the Reverse Split or to dissent from the rounding to the nearest whole share of any fractional share resulting from the Reverse Split in lieu of issuing fractional shares.

     The authorized capital stock of the Company will not be reduced or otherwise affected by the Reverse Split. The number of issued and outstanding shares of the Common Stock of the Company on June 10, 1998, was 4,882,269 and 4,704,069, respectively. The
Company' stated capital was $48,823. Based upon these figures, the aggregate number of shares of Common Stock that will be issued and outstanding if the Reverse Split is effected will be approximately 1,220,567 and 1,176,017, respectively, and the stated capital will be approximately $12,206.

     The Reverse Split may result in some Stockholders owning "odd-lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

     There can be no assurance that any or all of the foregoing effects will occur. In particular, there can be no guarantee that the market price for each New Share after the Reverse Split will be its sum multiple of the market price (per Old Share) before the Reverse Split and the number of shares of Common Stock changed for one share of Common Stock, or that such price will either exceed or remain in excess of the current market price. Furthermore, there can be no assurance that the market for shares of Common Stock will be improved or that the Common Stock will not be delisted from the Nasdaq SmallCap. The Board of Directors cannot predict what effect the Reverse Split will have on the market for or the market price of the Common Stock.

Dilution

     The Company has suffered recurring losses from operations. The Company may issue additional shares of its Common Stock on an ongoing basis in order to satisfy all or a portion of its need for cash. If and to the extent that the Company issues additional shares of Common Stock, either prior or subsequent to the implementation of the Reverse Split, each Shareholder's percentage ownership interest in the Company and proportional voting power will be proportionately reduced.

Federal Income Tax Consequences

     The following description of federal income tax consequences is based upon the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority, and current administrative rulings and practices as in effect on the date of this Proxy Statement. This discussion is for general information only and does not discuss consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers or insurance companies). Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

     The exchange of Old Shares of Common Stock for New Shares of Common Stock will not result in recognition of gain or loss. The holding period for the New Shares will include the Shareholder's holding period for the Old Shares exchanged therefor, provided that the Old Shares were held as a capital asset. The adjusted basis of the New Shares will be the same as the adjusted basis for the Old Shares exchanged therefor.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSAL 2.


                          OTHER MATTERS

     The Board of Directors is not aware of any business to be presented at the Annual Meeting except the matters set forth in the accompanying Notice and described in this Proxy Statement. Unless otherwise directed, all shares represented by Board of Directors' Proxies will be voted in favor of the proposals of the Board of Directors described in this Proxy Statement. If any other matters come before the Annual Meeting, the persons named in the accompanying Proxy will vote on those matters according to their best judgment.

                            EXPENSES

     The entire cost of preparing, assembling and mailing this Proxy Statement, the enclosed Proxy and other materials, and the cost of soliciting Proxies with respect to the Annual Meeting, will be borne by the Company. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of Proxies by mail may be supplemented by telephone and telegram by officers and other regular employees of the Company, but no additional compensation will be paid to such individuals.


                      STOCKHOLDER PROPOSALS

     A proposal to be included in the proxy statement or proxy for the Company's next Annual Meeting of Stockholders will be submitted timely only if the proposal has been received at the Company's principal executive offices no later than February 12, 1999. If the date of such meeting is changed by more than 30 calendar days from the date such meeting is scheduled to be held under the company's By-Laws, or if the proposal is to be presented at any meeting other than the next Annual Meeting of Stockholders, the proposal must be received at the Company's principal executive office at a reasonable time before the solicitation of proxies for such meeting is made.

                      AVAILABLE INFORMATION

     Copies of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997 as filed with the Securities and Exchange Commission, including the financial statements, can be obtained without charge by Stockholders (including beneficial owners of the Company's Common Stock) upon written request to Michael F. Daniels, the Company's President, 6540 South Pecos Road, Las Vegas, Nevada, 89120, or on the Commission's web site at http://www.sec.gov.

                              By order of the Board of Directors,


                              MICHAEL F. DANIELS
                              Michael F. Daniels, President

Las Vegas, Nevada
July __, 1998










                     LEC TECHNOLOGIES, INC.
                      6540 South Pecos Road
                            Suite 103
                     Las Vegas, Nevada 89120

PROXY

     The undersigned, a holder of Common Stock of LEC TECHNOLOGIES, INC., a Delaware corporation (the "Company"), hereby appoints MICHAEL F. DANIELS and WILLIAM J. VARGAS, and each of them, the proxy of the undersigned, with full power of substitution, to attend, represent and vote for the undersigned, all of the shares of the Company which the undersigned would be entitled to vote, at the Annual Meeting of Stockholders of the Company to be held on September 15, 1998, and any adjournments thereof, as follows:

1. The election of four Directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

     [ ]  FOR all nominees listed below.
     [ ]  WITHHOLD AUTHORITY to vote for all nominees listed below.

     (Instructions: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH OR OTHERWISE STRIKE OUT
HIS NAME BELOW)

Michael F. Daniels, Larry M. Segall, L. Derrick Ashcroft and
Richard D. Falcone

2. The approval of an amendment to the Certificate of Incorporation of the Company to authorize a one-for-four reverse stock split (the "Reverse Split") of the presently issued and outstanding shares of the Company's Common Stock into one issued and outstanding share of Common Stock.

     [ ] FOR   [ ] AGAINST    [ ] ABSTAIN

3. Upon such other matters as may properly come before the meeting or any adjournments thereof.

     The undersigned hereby revokes any other proxy to vote at such Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereby, said proxies are authorized to vote in accordance with their best judgment.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE OTHER SIDE HEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE FOUR DIRECTORS NAMED IN PROPOSAL 1 AND FOR THE ADOPTION OF PROPOSAL 2, AND AS SAID PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING.
     The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting dated September 15, 1998 relating to the Annual Meeting.


                              ___________________________________
                              Signature(s) of Stockholder(s)


     The signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Stock Certificate. If stock is jointly held, all joint holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name, and give title of signing officer.

Date: _____________________, 1998

      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                     LEC TECHNOLOGIES, INC.

          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
              PROMPTLY USING THE ENCLOSED ENVELOPE.